News Release

Tegal Corporation 2201 S. McDowell Blvd., Petaluma, CA 94954 [T] (707) 763-5600 [F] (707) 765-9311 www.tegal.com

TEGAL SIGNS DISTRIBUTOR AGREEMENT WITH NOAH CORPORATION OF JAPAN

Exclusive agreement with Noah assuming all Tegal sales and support operations in Japan

San Jose, Calif., October 24, 2006 — Tegal Corporation (Nasdaq: TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced that it has signed a distributor agreement with Noah Corporation of Japan. The exclusive agreement, which covers an initial three-year period, calls for Noah to assume responsibility for Tegal’s sales and field service support for all existing and future customers in Japan.

“We believe it is a good time to enhance our sales coverage to better meet the strong opportunities in the Japanese market for Tegal’s etch and PVD equipment,” said Thomas Mika, President and CEO of Tegal. “We have a high degree of confidence that Noah will contribute materially to Tegal’s continued expansion in Japan where we have a long history of direct operations. In addition, the retention of our own field service engineers by Noah guarantees a high level of support and continuity to our existing customer base. This agreement is consistent with the strategy of enhancing our distribution throughout Asia, a key growth region for Tegal.”

“We are very excited about taking on the Tegal product line in Japan” said Hiroshi Tabira, President and CEO of Noah Corporation. “Tegal’s etch and PVD tools are well-suited to the needs of Japanese device manufacturers, especially those which are focused on consumer electronics, cell phones and other wireless products. Tegal has an excellent brand name in Japan and we believe that our partnership together in this business will be good for both companies.“

Safe Harbor Statement

Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices. Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents. Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

For more information about Tegal Corporation, visit: www.tegal.com

About Noah

Noah Corporation is a full-service trading company of semiconductor front-end, back-end, metrology and analytical equipment in Japan, offering complete sales, distribution and technical support services for its portfolio companies. In addition, Noah provides installation and maintenance support for both new and refurbished tools, outsourcing, technical support and advisory services. Noah was founded in 2001 and listed on the Nagoya “Centrex” exchange in 2005.

For more information about Noah Corporation, visit: www.noah-corp.com

Contact:

Tegal Corporation
Murali Narasimhan (Vice President - Marketing), 707/763-5600
or
The Blue Shirt Group
Rakesh Mehta, 415/217-7722
Chris Danne, 415/217-7722

Noah Corporation
Katsunori Takahashi (Executive Director), 011-813-5423-6711

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